                                                                   Exhibit 10.42

                       LIMITED WAIVER AND FIRST AMENDMENT
                             TO TERM LOAN AGREEMENT

         THIS LIMITED WAIVER AND FIRST AMENDMENT TO TERM LOAN AGREEMENT (this "Amendment"), is made as of March 28, 2005, by and among NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP ("Borrower"), NORTHLAND COMMUNICATIONS CORPORATION ("Guarantor" and, together with Borrower, the "Credit Parties") and CIT LENDING SERVICES CORPORATION, as Agent and Lender.

         WHEREAS, Borrower, Guarantor, the Agent and Lender are party to that certain Term Loan Agreement, dated as of November 6, 2003 (as the same may be amended, the "Loan Agreement"), whereby Lenders originally extended to Borrower a term loan of Twenty-one Million Five Hundred Thousand and 00/100ths Dollars ($21,500,000) pursuant to the Loan Agreement and the Loan Documents (as defined in the Loan Agreement);

         WHEREAS, Borrower has failed to maintain (i) the minimum required Total Debt Service Coverage Ratio; and (ii) the maximum Total Leverage Ratio, in each case for the Fiscal Quarter ended as of December 31, 2004, as required by Sections 6.10(b) and 6.10(c) of the Loan Agreement (the "December 31, 2004 Defaults"); and

         WHEREAS, Borrower has entered into (i) a Purchase and Sale Agreement, dated as of February 24, 2005, between Borrower and McDonald Investment Company, Inc. (the "Bay City APA") with respect to the sale by Borrower of the System serving the community of Bay City, Texas (the "Bay City Asset Sale"); and (ii) a Purchase and Sale Agreement, dated as of February 2, 2005, between Borrower and Cequel III Communications I, LLC (the "Brenham APA") with respect to the sale by Borrower of the System serving the community of Brenham, Texas (the "Brenham Asset Sale" and together with the Bay City Asset Sale, sometimes collectively the "Planned Asset Sales"); and

         WHEREAS, Borrower has requested that Agent and Lender (i) waive any default resulting from the December 31, 2004 Defaults; and (ii) in light of the Planned Asset Sales, amend certain provisions of the Loan Agreement relating to certain amortization requirements and financial covenants for fiscal periods occurring during the 2005 Fiscal Year; and Agent and Lender have agreed to provide the waivers and amendments set forth in this Amendment, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement, as amended hereby.

2. WAIVER OF DEFAULTS. Subject to the terms and conditions of this Amendment, the Agent and Lender hereby waive any Default or Event of Default currently existing which arises solely from the December 31, 2004 Defaults.

3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

         (a) Section 1.1(a)(ii) of the Loan Agreement is hereby deleted in its entirety and in lieu thereof replaced by the following:

            (ii) Borrower shall, without setoff, deduction or counterclaim, repay the principal amount of the Term Loan in twenty-one (21) consecutive quarterly installments on the last day of March, June, September and December of each Fiscal Year, commencing March 31, 2004, followed by a final installment on the Maturity Date, when all remaining outstanding principal and accrued interest thereon shall be due and payable in full without setoff, deduction or counterclaim. Quarterly payments of principal in respect of the Term Loan shall be in the amounts set forth below:

                                                               AMOUNT OF QUARTERLY
                  QUARTERLY DUE DATES                           PRINCIPAL PAYMENT
         March 31, 2004 through December 31, 2004                      $806,250
         March 31, 2005 and June 30, 2005                                 $0
         September 30, 2005 and December 31, 2005                      $250,000
         March 31, 2006 through December 31, 2006                     $1,094,750
         March 31, 2007 through December 31, 2007                     $1,352,500
         March 31, 2008 through December 31, 2008                     $1,610,000
         Maturity Date                                      The then remaining outstanding
                                                            and unpaid principal balance of
                                                                      the Term Loan.

         (b) Section 6.10(b) of the Loan Agreement is hereby deleted in its entirety and in lieu thereof replaced by the following:

                  (b) Minimum Total Debt Service Coverage Ratio. Borrower shall have, at the end of each Fiscal Quarter set forth below, a Total Debt Service Coverage Ratio of not less than the following:

                  1.00 to 1.00    for the Fiscal Quarters ending September 30,
                                  2003, December 31, 2003, March 31, 2004, June
                                  30, 2004, September 30, 2004 and December 31,
                                  2004; and

                  1.10 to 1.00    for the Fiscal Quarter ending March 31, 2006
                                  and each Fiscal Quarter ending thereafter.

                  For purposes of greater certainty, the parties acknowledge and agree that minimum Total Debt Service Coverage Ratio shall not be measured during the 2005 Fiscal Year.

         (c) Section 6.10(c) of the Loan Agreement is hereby deleted in its entirety and in lieu thereof replaced by the following:

                  (c) Maximum Total Leverage Ratio. Borrower shall have, at the end of each Fiscal Quarter set forth below, a Total Leverage Ratio as of the last day of such Fiscal Quarter of not more than the following;


                    4.75 to 1.00  for the Fiscal Quarters ending September 30,
                                  2003, December 31, 2003 and March 31, 2004;

                    4.50 to 1.00  for the Fiscal Quarters ending June 30,
                                  2004, September 30, 2004, and December 31,
                                  2004;

                    4.75 to 1.00  for the Fiscal Quarter ending March 31, 2005;

                    4.50 to 1.00  for the Fiscal Quarters ending June 30, 2005,
                                  September 30, 2005 and December 31, 2005; and

                    3.50 to 1.00  for each Fiscal Quarter ending thereafter.

         (d) Section 6.10(d) of the Loan Agreement is hereby deleted in its entirety and in lieu thereof replaced by the following:

                  (d) Minimum Interest Coverage Ratio. Borrower shall have, at the end of each Fiscal Quarter set forth below, a Minimum Interest Coverage Ratio as of the last day of such Fiscal Quarter of not less than the following;


                    2.50 to 1.00  for the Fiscal Quarters ending September 30,
                                  2003, December 31, 2003, March 31, 2004, June
                                  30, 2004, September 30, 2004 and December 31, 2004;

                    2.50 to 1.00  for the Fiscal Quarters ending March 31, 2005,
                                  June 30, 2005, September 30, 2005 and December 31, 2005; and

                    3.50 to 1.00  for each Fiscal Quarter ending thereafter.

         (e) Section 13 of the Loan Agreement is hereby amended as follows:

(i) The definition of "Applicable Base Rate Margin" is hereby deleted in its entirety and in lieu thereof replaced by the following:

         "Applicable Base Rate Margin" means, at any time of determination, an amount equal to the sum of: (i) the per annum interest rate margin from time to time in effect and payable in addition to the Base Rate applicable to the Term Loan, as determined by reference to Section 1.4(a); plus (ii) at all times prior to the Required Asset Sales Events, the Additional June 2005 Margin Amount, if applicable; plus
         (iii) at all times prior to the Required Asset Sales Events, the Additional September 2005 Margin Amount, if applicable.

(ii) The definition of "Applicable LIBOR Margin" is hereby deleted in its entirety and in lieu thereof replaced by the following:

         "Applicable LIBOR Margin" means, at any time of determination, an amount equal to the sum of: (i) the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.4(a); plus
         (ii) at all times prior to the Required Asset Sales Events, the Additional June 2005 Margin Amount, if applicable; plus (iii) at all times prior to the Required Asset Sales Events, the Additional September 2005 Margin Amount, if applicable.

(iii) The following new definition of "Additional June 2005 Margin Amount" is hereby added to Section 13 of the Loan Agreement in the proper alphabetical order:

         "Additional June 2005 Margin Amount" means, in the case of the determination of any Applicable Margin on or after July 1, 2005, an amount equal to (i) 0.00% if the Required Asset Sale Events have occurred on or prior to June 30, 2005 or (ii) 1.50%, if the Required Asset Sale Events have not occurred on or prior to June 30, 2005; it being acknowledged and agreed that such amount IS IN ADDITION TO (x) the per annum interest rate from time to time in effect and payable in addition to the Applicable LIBOR Margin and/or the Applicable Base Rate Margin, otherwise applicable to the Term Loan, as determined by reference to Section 1.4(a); and (y) any applicable Default Rate.

(iv) The following new definition of "Additional September 2005 Margin Amount" is hereby added to Section 13 of the Loan Agreement in the proper alphabetical order:

         "Additional September 2005 Margin Amount" means, in the case of the determination of any Applicable Margin on or after October 1, 2005, an amount equal to (i) 0.00% if the Required Asset Sale Events have occurred on or prior to September 30, 2005 or (ii) 1.50%, if the Required Asset Sale Events have not occurred on or prior to September 30, 2005; it being acknowledged and agreed that such amount IS IN ADDITION TO (x) the per annum interest rate from time to time in effect and payable in addition to the Applicable LIBOR Margin and/or the Applicable Base Rate Margin, otherwise applicable to the Term Loan, as determined by reference to Section 1.4(a); (y) the Additional June 2005 Margin Amount; and (z) any applicable Default Rate.

(v) The following new definition of "Required Asset Sale Events" is hereby added to Section 13 of the Loan Agreement in the proper alphabetical order:

         "Required Asset Sale Events" means satisfaction of each of the following conditions to the satisfaction of Agent and Lender in their respective sole discretion: (i) consummation of the Bay City Asset Sale on terms substantially identical to, and without material waiver of, the terms and conditions set forth in the Bay City APA; (ii) receipt by Agent and Lenders of all amounts required by Section 1.2(b)(i) of the Loan Agreement as a result of the Bay City Asset Sale; (iii) consummation of the Brenham Asset Sale on terms substantially identical to, and without material waiver of, the terms and conditions set forth in the Brenham APA; and (iv) receipt by Agent and Lenders of all amounts required by Section 1.2(b)(i) of the Loan Agreement as a result of the Brenham Asset Sale.

4. ACKNOWLEDGMENT. The agreement of the Agent and Lender to make the amendments and grant the limited waiver contained herein does not and shall not create (nor shall any Credit Party rely upon the existence of or claim or assert that there exists) any obligation of the Agent or Lender to consider or agree to any further amendments or waivers. In the event Agent or Lender subsequently agree to consider any further amendments or waivers, neither the amendment or waivers contained herein nor any other conduct of Agent or Lender shall be of any force or effect on the Agent's or Lender's consideration or decision with respect to any such requested amendment or waiver.

5. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS. To induce the Agent and Lender to enter into this Amendment, each Credit Party does hereby:

         (a) represent and warrant that (i) as of the date of this Amendment, Borrower has delivered to Agent complete and correct copies of each of the Bay City APA and the Brenham APA (in each case, including all schedules, exhibits, amendments, supplements and modifications); (ii) no Credit Party and, to the knowledge of each Credit Party, no other party to the Bay City APA or the Brenham APA is in default in the performance or compliance with any provisions of the Bay City APA or the Brenham APA, as the case may be; (iii) each of the Bay City APA and the Brenham APA are in full force and effect as of the date of this Amendment and neither the Bay City APA nor the Brenham APA has been terminated, rescinded or withdrawn; and
(iv) neither any Credit Party nor, to knowledge of any Credit Party, any other Person party to the Bay City APA or the Brenham APA has been informed that the approval of any Governmental Authority required for consummation of the Bay City Asset Sale or the Brenham Asset Sale, as the case may be, is not reasonably expected to be obtained on or prior to September 30, 2005;

         (b) further represent and warrant that (i) as of the date hereof, all of the representations and warranties made or deemed to be made under the Loan Documents are true and correct, except for such representations and warranties which, by their express terms, are applicable only to the Closing Date; (ii) as of the date hereof, after giving effect to the terms hereof, there exists no Default or Event of Default under the Loan Agreement or any of the other Loan Documents; (iii) such Credit Party has the power and is duly authorized to enter into, deliver and perform this Amendment; and (iv) this Amendment is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms; and

         (c) reaffirm each of the agreements, covenants, and undertakings set forth in the Loan Agreement and each and every other Loan Document executed in connection therewith or pursuant thereto as if such Credit Party were making said agreements, covenants and undertakings on the date hereof; and

         (d) acknowledge and agree that no right of offset, defense, counterclaim, claim, causes of action or objection in favor of such Credit Party against the Agent or Lender exists arising out of or with respect to (i) this Amendment, the Loan Agreement or any of the other Loan Documents or (ii) any other documents now or heretofore evidencing, securing or in any way relating to the foregoing.

6. RELEASE; INDEMNITEES.

         (a) In further consideration of the execution of this Amendment by the Agent and Lender, each Credit Party, individually and on behalf of its successors (including, without limitation, any trustees acting on behalf of such Credit Party and any debtor-in-possession with respect to such Credit Party), assigns, subsidiaries and Affiliates, hereby forever releases the Agent, Lender and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims") that such Credit Party may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take in connection with the Loan Agreement or the other Loan Documents prior to the date this Amendment, including, without limitation, with respect to the Obligations, any Collateral, the Loan Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not each Credit Party shall satisfy all other provisions of this Amendment, the Loan Agreement or the other Loan Documents, including payment in full of all Obligations.

         (b) Each Credit Party hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Section 6(a) shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any Credit Party or any parent, subsidiary or Affiliate of any Credit Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment and the other Loan Documents. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Amendment, the Loan Agreement and the other Loan Documents.

7. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the following conditions precedent:

         (a) Borrower shall have delivered to Agent six (6) executed counterpart originals of this Amendment;

         (b) All of the representations and warranties made or deemed to be made in this Amendment and under the Loan Documents shall be true and correct as of the date of this Amendment;

         (c) Delivery to the Agent of complete and correct copies of the Bay City APA and the Brenham APA (in each case, including all schedules, exhibits, amendments, supplements and modifications);

         (d) In consideration of the waivers and amendments set forth in this Amendment, Agent and Lender shall have received on or before the date of this Amendment, an amendment fee in an amount equal to $137,062.50 (the "Amendment Fee"), which Amendment Fee shall be deemed fully earned and non-refundable as of the date hereof; and

         (e) Borrower shall have paid on or before the date hereof to counsel for Agent any and all outstanding fees and other charges owing to such counsel incurred in connection with the transactions evidenced by the Loan Agreement and other Loan Documents, including without limitation, any such fees incurred in connection with this Amendment.

8. EFFECT; RELATIONSHIP OF PARTIES. Except as expressly amended hereby, the Loan Agreement and each other Loan Document shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of each Credit Party to the Agent and Lender. The relationship of the Agent and Lender, on the one hand, and each Credit Party, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith or in the Loan Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

9. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey. This Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof. Time is of the essence of this Amendment and of the Loan Agreement.

         IN WITNESS WHEREOF, the Credit Parties, the Agent and Lenders have caused this Amendment to be duly executed as of the 28 day of March, 2005.

                                     BORROWER:

                                     NORTHLAND CABLE PROPERTIES
                                     SEVEN LIMITED PARTNERSHIP

                                     By: Northland Communications Corporation,
                                     its Managing General Partner

                                     By: /s/ GARY S. JONES
                                        --------------------------------------
                                     Name: Gary S. Jones
                                     Title: President

                                     GUARANTOR:


                                     NORTHLAND COMMUNICATIONS
                                     CORPORATION


                                     By: /s/ GARY S. JONES
                                        --------------------------------------
                                     Name: Gary S. Jones
                                     Title: President


                                     AGENT AND LENDER:

                                     CIT LENDING SERVICES CORPORATION,
                                     as Agent and Lender


                                     By: /s/ MICHAEL V MONAHAN
                                        --------------------------------------
                                     Name: Michael V. Monahan
                                     Title: